                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240-14a-11(c) or Section 240-14a-12

                         First Keystone Financial, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                ------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
                                                      --------------------------
     3)  Filing Party:
                      ----------------------------------------------------------
     4)  Date Filed:
                    ------------------------------------------------------------

FIRST KEYSTONE LOGO

                                                               December 23, 2003

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of First Keystone Financial, Inc. The meeting will be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 28, 2004 at 2:00 P.M., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are for any reason unable to attend.

         Your continued support of and interest in First Keystone Financial, Inc. are sincerely appreciated.

                                            Sincerely,


                                            /s/ Donald S. Guthrie
                                            Donald S. Guthrie
                                            Chairman and Chief Executive Officer

                         FIRST KEYSTONE FINANCIAL, INC.
                              22 WEST STATE STREET
                            MEDIA, PENNSYLVANIA 19063
                                 (610) 565-6210

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 2004

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of First Keystone Financial, Inc. (the "Company") will be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 28, 2004 at 2:00 P.M., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect two (2) directors for four-year terms or until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2004; and

         (3) To transact such other business as properly may come before the meeting or any adjournment thereof. As of the date hereof, management is not aware of any other such business.

         The Board of Directors has fixed December 5, 2003 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Carol Walsh
                                             Carol Walsh
                                             Corporate Secretary

Media, Pennsylvania
December 23, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

                          FIRST KEYSTONE FINANCIAL INC.

                                     ------

                                 PROXY STATEMENT

                                     ------

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 28, 2004

         This Proxy Statement is furnished to holders of common stock, $.01 par value per share (the "Common Stock"), of First Keystone Financial, Inc. (the "Company"), the holding company of First Keystone Bank (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 28, 2004 at 2:00 P.M., Eastern Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 23, 2003.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of directors and ratification of the Company's independent auditors. In addition, management will report on the performance of the Company and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

         Only stockholders of record as of the close of business on the record date for the meeting, December 5, 2003 (the "Voting Record Date") are entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,886,897 shares of Common Stock, issued and outstanding and no other class of equity securities outstanding. Each issued and outstanding share of Common Stock is entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

HOW DO I SUBMIT MY PROXY?

         After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the Annual Meeting.

IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, COULD MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

         Yes. Your broker may vote in his or her discretion on the election of directors and ratification of the auditors if you do not furnish instructions.

CAN I ATTEND THE MEETING AND VOTE MY SHARES IN PERSON?

         Yes. All stockholders are invited to attend the Annual Meeting. Stockholders of record can vote in person at the Annual Meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the Annual Meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

         - First, you may send a written notice to the Secretary of First Keystone Financial, Inc., Ms. Carol Walsh, Secretary, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania 19063, stating that you would like to revoke your proxy.

         - Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

         -        Third, you may attend the Annual Meeting and vote in person.
                  Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

         If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

         The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of Deloitte & Touche LLP for fiscal 2004.

         The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         Directors are elected by a plurality of the votes cast with a quorum present. The two persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required for approval of the proposal to ratify the appointment of the independent auditors. Abstentions are considered in determining the presence of a quorum, but will not affect the plurality vote required for the election of directors. Abstentions will have the effect of a vote against the proposal to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange, the proposals to elect directors and ratify the appointment of the independent auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Restated Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into four classes that are as equal in number as possible, and that members of each class of directors are to be elected for a term of four years. One class is to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors. Mr. Donald A. Purdy, whose term expires at the Annual Meeting, is not standing for re-election and will retire as of the Annual Meeting. A majority of the members of the Company's Board of Directors are independent based on an assessment of each member's qualifications by the Board, taking into consideration the Nasdaq National Market's requirements for independence. The Board of Directors has determined that Messrs. Calderoni, Hendrixson, Purdy, O'Donnell and Soss do not have any material relationships with the Company that would impair their independence.

         No directors or executive officers of the Company are related to any other director or executive officer of the Company by blood, marriage or adoption except for Donald G. Hosier, Jr. and Robert R. Hosier (who serves as a Senior Vice President of the Bank) who are brothers and Edmund Jones and Donald
A. Purdy who are brothers-in-law. Each nominee for director currently serves as director of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, then the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

         The following tables present information concerning the nominees for director of the Company and each director of the Company whose term continues, including such person's tenure as a director of the Bank (if applicable).

           NOMINEES FOR DIRECTOR FOR FOUR-YEAR TERMS EXPIRING IN 2008

                                                         Principal Occupation During                 Director
             Name                 Age(1)                     the Past Five Years                      Since
-------------------               ------    -----------------------------------------------------    --------
Bruce C. Hendrixson                 59      Director, Owner of Garnet Ford and Garnet Volkswagon,      2003
                                            Chester County, Pennsylvania.

Thomas M. Kelly                     47      Director; President of the Company since 2002; has         1997
                                            served as Chief Financial Officer of the Company
                                            since 1994; has served as Chief Financial Officer of
                                            the Bank since 1991 and Executive Vice President
                                            since 1995; former Senior Manager at Deloitte &
                                            Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

DIRECTORS WHOSE TERMS EXPIRES IN 2005

                                                          Principal Occupation During                 Director
             Name                 Age(1)                      the Past Five Years                       Since
----------------------            ------    ----------------------------------------------------      --------
Donald G. Hosier, Jr.               48      Director; President of First Keystone Insurance             2001
                                            Services, LLC, a subsidiary of the Bank, and a
                                            principal with Montgomery Insurance Services, Inc.,
                                            Media, Pennsylvania, an insurance brokerage firm.

Marshall J. Soss                    57      Director; President and Chief Executive Officer of          2001
                                            KarMar Realty Group, Inc., Media, Pennsylvania, a
                                            commercial and investment real estate service company.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

                                                         Principal Occupation During                  Director
             Name                 Age(1)                     the Past Five Years                       Since
----------------------            ------    ----------------------------------------------------      --------
Edward Calderoni                    81      Director; Associate-broker of Century 21-Alliance,  a      1982
                                            real estate firm located in Aston and Media,
                                            Pennsylvania.

William J. O'Donnell, CPA           36      Director; Information Technology Manager with Wawa,
                                            Inc., Wawa, Pennsylvania since 2000; served as             2002
                                            Information Technology Manager with Vlasic Foods
                                            International, Cherry Hill, New Jersey from 1998 to
                                            2000; former Information Technology Project Leader
                                            with ARCO Chemical Co., Newtown Square, Pennsylvania.

DIRECTORS WHOSE TERMS EXPIRE IN 2007

                                                        Principal Occupation During                 Director
             Name                 Age(1)                    the Past Five Years                       Since
----------------------            ------    ----------------------------------------------------      --------
Donald S. Guthrie                   68     Chairman of the Board and Chief Executive Officer of       1994
                                           the Company; served as President of the Company from
                                           1994 until 2002; President and Chief Executive
                                           Officer of the Bank; previously a member of the law
                                           firm of Jones, Strohm & Guthrie, P.C., Media,
                                           Pennsylvania.

Edmund Jones                        85     Director; former Chairman of the Board of the Bank         1947
                                           from 1979 until 1993; member of the law firm of
                                           Jones, Strohm & Guthrie, P.C., Media, Pennsylvania.

------------------------
(1)      As of September 30, 2003

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is information with respect to the principal occupations during at least the last five years for the seven executive officers of the Company and/or the Bank who do not serve as directors. There are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer of the Company.

         A. CHARLES AMENTT, JR. Age 48. Mr. Amentt has served as Senior Vice President of Commercial Lending since July 2002 and prior thereto was Vice President of Commercial Lending since 1996.

         ROSE M. DIMARCO. Age 41. Ms. DiMarco has served as Senior Vice President of Finance since July 2002 and has been employed in various capacities at the Bank since 1984.

         STEPHEN J. HENDERSON. Age 56. Mr. Henderson has served as Senior Vice President of Residential Lending since May 1991 and has been employed in various capacities at the Bank since 1971.

         ROBERT R. HOSIER. Age 42. Mr. Hosier has served as Senior Vice President of Information Technology since July 2002 and has been employed in various capacities at the Bank since 1987.

         ELIZABETH M. MULCAHY. Age 66. Ms. Mulcahy has served as Senior Vice President of Human Resources, Branch Operations and Security since 1991 and has been employed in various capacities at the Bank since 1964.

         ROBIN G. OTTO. Age 45. Ms. Otto has served as Senior Vice President of Marketing at the Bank since December 2002; previously marketing consultant with Palindrome Consulting, Glen Mills, Pennsylvania from August 1996 to December 2002; and prior thereto, Ms. Otto served as an officer of the Bank.

         CAROL WALSH. Age 55. Ms. Walsh has served as Corporate Secretary since August 1991 and has been employed in various capacities at the Bank since 1970.

STOCKHOLDER NOMINATIONS

         Article 6.F of the Company's Restated Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions set forth in such section. Stockholder nominations must be made pursuant to timely notice delivered in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting. No such notices were submitted to the Company's Secretary by November 23, 2003 for consideration at this Annual Meeting.

         Each written notice of a stockholder nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the person nominated thereby (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock that are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Company stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

COMMITTEES AND MEETINGS OF THE BOARD OF THE COMPANY AND BANK

         The Board of Directors of the Company meets no less than quarterly and may have additional special meetings upon the request of the President or a majority of the directors. During the fiscal year ended September 30, 2003, the Board of Directors of the Company met nine times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served that were held during fiscal 2003. The Board of Directors of the Company has established the following committees, among others:

         Audit Committee. The Audit Committee consists of Messrs. Calderoni, Hendrixson and O'Donnell. The Audit Committee reviews the records and affairs of the Company, engages the Company's external auditors, meets with the Company's outsourced internal auditor, and reviews their reports. All of the members of the Audit Committee are independent as such term is currently defined in Rule 4200(a)(15) of the Nasdaq Stock Market's listing standards ("Nasdaq Independence Rules") and the regulations of the Securities and Exchange Commission ("SEC"). The Audit Committee meets on an as needed basis and met four times in fiscal 2003. On May 12, 2003, the Board of Directors of the Company adopted an Audit Committee Charter, a copy of which is attached as Appendix A to this proxy statement.

         The Board of Directors has determined that Mr. O'Donnell, a member of the Audit Committee, meets the requirements recently adopted by the Securities and Exchange Commission for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

         The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an "expert" for purposes of Section 11 of the Securities Act of 1933.

         Nominating Committee. The Nominating Committee consists of Messrs. Soss, O'Donnell and Calderoni, who is Chairman of the Committee. The Nominating Committee, which is responsible for reviewing and nominating candidates to the Board, met one time during November 2003 in connection with the nominations for the annual meeting of stockholders in January 2004. All of the members of the Nominating Committee are independent as such term is defined in the Nasdaq Independence Rules.

         In addition to the committees of the Company described above, the Bank also has established other committees which include members of the Board of Directors of the Bank as well as senior management and which meet as required. These committees include, among others, the Executive Committee, Compensation Committee, Audit Committee, Asset/Liability Committee, Loan Committee, Community Investment Committee and Asset Quality Review Committee.

         Compensation Committee. The Compensation Committee of the Bank consists of Messrs. Calderoni, D'Ignazio and O'Donnell. All of the members of the Compensation Committee are independent as such term is defined in the Nasdaq Independence Rules. The Compensation Committee reviews overall compensation and benefits for the Bank's employees and senior officers and recommends compensation and benefits for the President. The Company does not pay separate compensation to its employees and officers. The Compensation Committee of the Bank met one time in fiscal 2003 and its report is included below under "Executive Compensation."

REPORT OF THE AUDIT COMMITTEE OF THE COMPANY

         The Audit Committee of the Company is responsible for providing independent, objective oversight of the Company's accounting function and internal controls. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and the Company's internal controls and financial reporting procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion as to their conformity with generally accepted accounting principles.

         The Audit Committee is composed of directors all of whom are independent as defined by the Nasdaq Independence Rules. The Audit Committee is governed by the Audit Committee Charter which specifies, among other things, the scope of the Committee's responsibilities and how those responsibilities are to be performed. The responsibilities of the Audit Committee include being the primary liaison with the external independent auditors and meeting and reviewing reports prepared by the Company's outsourced internal auditor.

         The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, in compliance with applicable provisions of the Audit Committee Charter, the Audit Committee has considered whether the provision of any non-audit services by the independent auditors is compatible with maintaining the auditor's independence and has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Commission. The Audit Committee also has recommended the reappointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended September 30, 2004.

                                 AUDIT COMMITTEE

         Edward Calderoni      Bruce C. Hendrixson     William J. O'Donnell, CPA

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which were known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and
(iii) all directors and executive officers of the Company as a group.

                                              Amount and Nature
         Name of Beneficial                     of Beneficial
         Owner or Number of                    Ownership as of         Percent of
          Persons in Group                    December 5, 2003(1)      Common Stock
----------------------------------------     --------------------     --------------
First Keystone Financial, Inc.                          323,440              17.1%
  Employee Stock Ownership Plan Trust(2)
22 West State Street
Media, Pennsylvania 19063

Charles J. Moore                                        129,100(3)            6.8
The Banc Funds Company L.L.C
208 South LaSalle Street
Chicago, Illinois 60604

Dimensional Fund Advisors Inc.                          137,700(4)            7.3
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Jeffrey L. Gendell                                      170,800(5)            9.1
Tontine Financial Partners, L.P.
55 Railroad Avenue, Third Floor
Greenwich, Connecticut 06830

Directors:
   Edward Calderoni                                      33,920(6)            1.8(16)
   Donald S. Guthrie                                    106,453(7)            5.6(16)
   Donald G. Hosier, Jr.                                  4,625(8)              *(16)
   Edmund Jones                                          34,730(9)            1.8(16)
   Thomas M. Kelly                                       71,080(10)           3.7(16)
   William J. O'Donnell                                     500                 *(16)
   Donald A. Purdy                                       57,360(11)           3.0(16)
   Marshall J. Soss                                       2,717(12)             *(16)
   Bruce C. Hendrixson                                       --                --

Other Named Executive Officers:
   Stephen J. Henderson                                  37,288(13)           2.0(16)
   Elizabeth M. Mulcahy                                  81,230(14)           4.2(16)

Directors of the Bank who do not serve as
   directors of the Company (3 persons)                  66,842               3.5(16)

Directors and executive officers of the
  Company and the Bank as a group (19
  persons)                                              563,436(15)          27.1(16)

--------------------
* Represents less than 1% of the outstanding shares of Common Stock.

                                         (Footnotes continued on following page)

----------------------------
(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The First Keystone Financial, Inc. Employee Stock Ownership Plan Trust (the "Trust") was established pursuant to the First Keystone Financial, Inc. Employee Stock Ownership Plan (the "ESOP") by an agreement between the Company and Messrs. Calderoni, Jones and Purdy, who act as trustees of the plan (the "Trustees"). Under the terms of the ESOP, the Trustees generally will vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares will generally be voted by the Trustees in the same ratio on any matter as to those shares for which instructions are given, subject in each case to the fiduciary duties of the Trustees and applicable law. Any allocated shares which either abstain or are not voted on a proposal will be disregarded in determining the percentage of stock voted for and against such proposal by the participants. As of the Voting Record Date, 222,371 shares held in the Trust had been allocated to the accounts of participating employees including 69,631 shares beneficially owned by nine executive officers.

(3) Information obtained from a Schedule 13G, dated February 13, 2003, filed with the SEC with respect to shares of Common Stock beneficially owned by The Banc Funds Company, L.L.C. ("Banc Funds"). The Schedule 13G states that Banc Fund IV L.P., Banc Fund V L.P. and Bank Fund VI L.P. (the "Funds") have sole voting power as to 96,800, 17,300 and 15,000 shares, respectively. The sole stockholder of the general partner of the Funds is Banc Funds which is controlled by Charles J. Moore who as such, has voting and dispositive authority over the shares held thereby.

(4) Information obtained from a Schedule 13G, dated February 3, 2003, filed with the SEC with respect to shares of Common Stock beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional"). The Schedule 13G states that Dimensional has sole voting and dispositive power as to all of these shares. Dimensional disclaims beneficial ownership of these shares.

(5) Information obtained from Schedule 13D, filed November 21, 2001 with the SEC with respect to shares of Common Stock beneficially owned by Tontine Financial Partners, L.P. ("TFP") which reports shared voting and dispositive power with respect to all the shares. Tontine Management, L.L.C. is the general partner to TFP. Mr. Gendell serves as the managing member of Tontine Management.

(6) Includes options covering 8,950 shares granted pursuant to the 1998 Stock Option Plan ("1998 Option Plan") and the 1995 Stock Option Plan ("1995 Option Plan") (collectively, the "Option Plans") that may be acquired within 60 days of the Voting Record Date and 22,713 shares held jointly with spouse.

(7) Includes 15,072 shares held in the Bank's 401(k)/Profit-Sharing Plan ("401(k)Plan"), 15,209 shares allocated to Mr. Guthrie as a participant in the ESOP and 29,400 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(8) Includes 2,373 shares held by the Montgomery Insurance Services, Inc. Employee Profit Sharing Plan of which Mr. Hosier is a trustee and options covering 717 shares granted pursuant to the 1998 Option Plan.

(9)      Includes 5,000 shares owned by Mr. Jones' spouse.


                                         (Footnotes continued on following page)

------------------------
(10) Includes 9,581 shares held in the 401(k) Plan, 13,983 shares allocated to Mr. Kelly as a participant in the ESOP and 46,120 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(11) Includes 5,530 shares held by Mr. Purdy's spouse over which Mr. Purdy disclaims beneficial ownership and 15,750 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(12) Includes options covering 717 shares granted pursuant to the 1998 Option Plan.

(13) Includes 9,888 shares allocated to Mr. Henderson as a participant in the ESOP and 21,400 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(14) Includes 9,818 shares held in the 401(k) Plan, 2,271 shares held by Ms. Mulcahy's spouse, 9,251 shares allocated to Ms. Mulcahy as a participant in the ESOP and 39,846 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(15) Includes 69,631 shares allocated to executive officers pursuant to the ESOP and 193,466 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(16) Each beneficial owner's percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the three years ended September 30, 2003 to the Chief Executive Officer of the Bank and the other three officers of the Bank whose total annual cash compensation exceeded $100,000 during fiscal 2003. None of such officers, two of whom also serve as executive officers of the Company (Messrs. Guthrie and Kelly), receive any compensation from the Company.

                                                                                    Long Term
                                               Annual Compensation                Compensation
                                     ---------------------------------------- ----------------------
                                                                                     Awards
                                                                              ----------------------
         Name and           Fiscal                            Other Annual      Stock     Number of    All Other
    Principal Position       Year      Salary      Bonus     Compensation(1)    Grants     Options    Compensation
------------------------------------------------------------------------------------------------------------------
Donald S. Guthrie            2003     $268,000    $30,000       $23,378         $   --           --   $   47,237(2)
   Chairman of the Board     2002      253,000     25,000            --             --           --       56,234(2)
   and Chief Executive       2001      230,000     25,000            --             --           --       55,404(2)
   Officer
------------------------------------------------------------------------------------------------------------------
Thomas M. Kelly              2003     $197,000    $25,000       $32,683         $   --           --   $   27,722(3)
   President and Chief       2002      186,000     15,000            --             --           --       26,069(3)
   Financial Officer         2001      168,000     20,000            --             --           --       18,013(3)
------------------------------------------------------------------------------------------------------------------
Stephen J. Henderson         2003     $110,000    $ 5,000       $    --         $   --           --   $   16,771(4)
   Senior Vice               2002      105,000      6,000            --             --           --       16,955(4)
   President/Lending         2001      100,000      6,000            --             --           --       14,322(4)
------------------------------------------------------------------------------------------------------------------

Elizabeth M. Mulcahy         2003     $104,000    $ 8,000       $    --         $   --           --   $   21,556(5)
   Senior Vice President/    2002       99,000      6,000            --             --           --       22,889(5)
   Human Resources           2001       94,000      6,000            --             --           --       23,901(5)
------------------------------------------------------------------------------------------------------------------

-------------------
(1) Includes health and long-term care costs of $15,586 and 11,012 for Messrs. Guthrie and Kelly, respectively. Does not include certain amounts attributable to miscellaneous personal benefits received by the named executive officers other than Messrs. Guthrie and Kelly which in the opinion of management of the Company, the costs to the Bank of providing such benefits to such persons during the fiscal year ended September 30, 2003 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each such individual.

(2) Reflects contributions made by the Bank on Mr. Guthrie's behalf to the 401(k) Plan in fiscal years 2003, 2002 and 2001; also reflects in fiscal years 2003, 2002 and 2001 the allocation of shares of Common Stock to Mr. Guthrie's account in the ESOP with a fair market value as of the date of allocation of $27,171, $24,519 and $20,336, respectively. In addition, such amount includes in each fiscal year presented the present value of the premiums paid as well as the term insurance premiums paid in each such period for split life insurance purchased by the Bank to supplement the retirement benefits to be received by Mr. Guthrie pursuant to the Bank's retirement plans. See "- Benefits - Supplemental Retirement Benefits."

(3) Reflects contributions made by the Bank on Mr. Kelly's behalf to the 401(k) Plan in fiscal years 2003, 2002 and 2001; also reflects in fiscal years 2003, 2002 and 2001 the allocation of shares of Common Stock to Mr. Kelly's account in the ESOP with a fair market value as of the date of allocation of $26,972, $24,189 and $20,041, respectively.

(4) Reflects contributions made by the Bank on Mr. Henderson's behalf to the 401(k) Plan in fiscal years 2003, 2002 and 2001; also reflects in fiscal years 2003, 2002 and 2001 the allocation of shares of Common Stock to Mr. Henderson's account in the ESOP with a fair market value as of the date of allocation of $15,334, $15,568, and $14,902, respectively.

                                         (Footnotes continued on following page)

-------------------
(5) Reflects contributions made by the Bank on Ms. Mulcahy's behalf to the 401(k) Plan in fiscal years 2003, 2002 and 2001; also reflects in fiscal years 2003, 2002 and 2001 allocation of shares of Common Stock to Ms. Mulcahy's account in the ESOP with a fair market value as of the date of allocation of $14,965, $14,824 and $14,194, respectively. In addition, such amount includes in fiscal years 2003, 2002 and 2001 value of the premiums paid as well as the term insurance premiums paid in each such period for split life insurance purchased by the Bank to supplement the retirement benefits to be received by Ms. Mulcahy pursuant to the Bank's retirement plans. See "- Benefits - Supplemental Retirement Benefits."

STOCK OPTIONS

         The following table discloses certain information regarding the options held at September 30, 2003 by the Chief Executive Officer and the other named executive officers. No options were granted thereto during the fiscal year ended September 30, 2003.

                                                   Number of Options at                 Value of Options at
                         Shares                     September 30, 2003                   September 30, 2003
                      Acquired on    Value   ---------------  -----------------  ----------------   ---------------
     Name               Exercise   Realized  Exercisable (1)  Unexercisable (1)  Exercisable(1)(2)  Unexercisable(2)
--------------------  -----------  --------  ---------------  -----------------  -----------------  ----------------
Donald S. Guthrie          13,720  $111,056       29,400            2,350        $   515,125        $    33,781
Thomas M. Kelly                --        --       46,120            2,350            832,805             33,781
Stephen J. Henderson        6,000    65,940       21,400            2,350            363,125             33,781
Elizabeth M. Mulcahy        6,274    73,531       39,846            2,350            713,599             33,781

------------------
(1) Number of options has been adjusted to reflect effect of two-for-one stock split effected in fiscal 1998 with respect to options granted prior to split.

(2) Based on a per share market price of $26.50 at September 30, 2003. Except with respect to options to purchase 11,750 shares granted to each of such officers in fiscal 1999 with an exercise price of $12.125, the exercise price for all options reflected in the table is $7.50.

DIRECTORS' COMPENSATION

         BOARD FEES. Directors of the Company received no compensation during fiscal 2003, except for Messrs. Hendrixson, Hosier, O'Donnell and Soss who are paid $1,750 per quarter as directors of the Company. During fiscal 2003, members of the Board of Directors of the Bank received $1,000 per meeting attended. Full-time officers who serve on the Board do not receive any fees for attending meetings of the Board or committees thereof. During fiscal 2003, the Chairman of the Board of the Bank received an annual fee of $5,000. During fiscal 2003, members of the Board serving on the Bank's Audit Committee, Executive Committee, Community Investment Committee, Compensation Committee and Loan Committee received $200 per meeting attended, while members of the Board serving on the Company's Audit Committee received $200 per meeting attended.

         STOCK OPTIONS. Pursuant to the 1995 Option Plan, in July 1995 each non-employee director of the Company then serving was granted compensatory stock options to purchase 2,720 shares of Common Stock (except that each non-employee director who had served as a director of the Bank for more than 30 years was granted compensatory options to purchase 5,440 shares of Common Stock). In addition, compensatory options to purchase 340 shares of Common Stock were granted to each non-employee director (except that each non-employee director who has served as a director of the Bank for more than 30 years was granted compensatory options to purchase 680 shares of Common Stock) on each of the next two succeeding anniversary dates of the initial grant. All of such options vested at the rate of 20% per year from the date of grant. The number of shares subject to such option grants discussed above do not reflect the effect of the two-for-one stock split effected in fiscal 1998. During fiscal 1999, each then serving non-employee director was granted compensatory options to purchase 2,150 shares at $12.125 per share (the fair market value of the Common Stock on the date of grant) pursuant to the 1998 Option Plan. All of such options vested over a three year period. During fiscal 2002, Messrs. Hosier and Soss, appointed as directors in fiscal 2001, were each granted options to purchase 2,150 shares at $14.84 per share, which options vest over a three year period.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         The Company and the Bank (collectively the "Employers") entered into employment agreements with each of Messrs. Guthrie, Henderson and Kelly effective May 26, 1999. The Employers agreed to employ Messrs. Guthrie, Henderson and Kelly for a term of three years in their current respective positions. The term of each employment agreement is extended each year on its anniversary date for a successive additional one-year period unless the Employers or the officer, not less than 30 days prior to the annual anniversary date, elect not to extend the employment term. The term of each employment agreement was extended in 2003 for an additional year.

         The employment agreements are terminable with or without cause by the Employers. The officers have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, Messrs. Guthrie, Henderson and Kelly will be entitled to a cash severance amount equal to three times their base salary. In addition, Messrs. Guthrie, Henderson and Kelly will be entitled to a continuation of benefits similar to those they are receiving at the time of such termination for the remaining term of the agreement or until the officer obtains full-time employment with another employer, whichever occurs first.

         The Employers also entered into two-year severance agreements with Mesdames Mulcahy and Walsh effective May 26, 1999. Under the terms of such severance agreements, the Employers have agreed that in the event that such officer's employment is terminated as a result of certain adverse actions that are taken with respect to the officer's employment following a Change in Control of the Company, as defined, such officer will be entitled to a cash severance amount equal to two times her base salary. The term of each severance agreement shall be extended each year for a successive additional one-year period unless the Employers or the officer, not less than 30 days prior to the anniversary date, elect not to extend the term of the severance agreement. The term of both severance agreements was extended in 2003 for an additional year.

         Each of the employment and severance agreements with the Employers provides that if the payments and benefits to be provided thereunder, or otherwise upon termination of employment, are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the executive officer would be reimbursed for any excise tax liability pursuant to Sections 280G and 4999 of the Code and for any additional income taxes imposed as a result of such reimbursement. Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to the executive officers under the employment or severance agreements. Although the above-described employment and severance agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

         A change in control generally is defined in the employment and severance agreements to include any change in control of the Company or the Bank required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Messrs. Guthrie's and Kelly's agreements provide that they will be entitled to the use of an automobile. In addition, in the event of Messrs. Guthrie's, Kelly's or Henderson's death during the term of their respective agreements, their estates will receive payments equal to the amount of compensation due for the remainder of the term of their agreements at their respective current salary at the time of their deaths. Mr. Guthrie's employment agreement also provided for medical insurance coverage for him and his spouse until he reached age 69 and that in the event of his death, his spouse shall be covered under the Bank's health insurance plan until age 69. Mr. Kelly's employment agreement also provides medical insurance coverage under such plan during the term of his agreement for him and the members of his immediate family and provides for continued coverage for a period of five years following the termination of his agreement except if he is terminated for cause.

BENEFITS

         Deferred Compensation Arrangements. The Bank provides supplemental retirement benefits to Messrs. Betts (an advisory director and former director of the Bank and the Company), Jones and Purdy (directors of the Bank and Company) and Ms. Faulkner (a director of the Bank) in recognition of their long service as officers of the Bank. Under the terms of the Bank's amended arrangements with such persons, each person receives monthly payments, which payments commenced the first month subsequent to each such person's retirement. Such payments will continue as long as such persons continue to serve on the Board of the Bank or the Company or in an advisory capacity. In addition, Mr. Purdy also chose to defer receipt of approximately one-half of his payments during part of fiscal 1999 and all of fiscal 2000. In accordance with such arrangements, such persons received an aggregate of $119,000 during fiscal 2003.

         Supplemental Retirement Benefits. In 1994, the Bank purchased a split dollar variable life insurance policy for the benefit of Mr. Guthrie and Ms. Mulcahy in order to supplement the retirement benefits to be received by Mr. Guthrie and Ms. Mulcahy pursuant to the Bank's SEP and the Profit-sharing Plan and the ESOP. Under the current arrangements with the Bank, upon Mr. Guthrie's and Ms. Mulcahy's retirement from the Bank, Mr. Guthrie and Ms. Mulcahy will each receive an aggregate annual supplemental retirement benefit for 15 years, which is estimated to amount to approximately 70% of Mr. Guthrie's salary and 50% of Ms. Mulcahy's salary. Although the expected benefits are to be paid from the cash value of the policy, there is no guarantee that the cash value of the policy will in fact produce such level of benefits. The insurance policies were issued in each of Mr. Guthrie's and Ms. Mulcahy's name, but the Bank has agreed to pay all premiums required. However, as a part of such agreements, Mr. Guthrie and Ms. Mulcahy have assigned to the Bank their interest in their respective policies to the extent the cash surrender value and death benefit thereof equal the premiums paid. In addition, Mr. Guthrie and Ms. Mulcahy during 2003 assigned the policies to the Bank. Upon Mr. Guthrie's or Ms. Mulcahy's death, the Bank will be reimbursed for the total amount of premiums that it has paid on the policy. The excess, if any, may in whole or in part be paid to the beneficiaries of Mr. Guthrie or Ms. Mulcahy, as applicable. During fiscal 2003, the Bank experienced an increase of $303,000 increase in the cash value of the insurance policies. In addition, the Bank is implementing salary continuation agreements with Mr. Guthrie and Ms. Mulcahy. The Bank also is implementing a supplemental executive retirement plan in which certain other executive officers, including Mr. Kelly, will participate which will provide similar benefits to those described above with respect to Mr. Guthrie and Ms. Mulcahy. The Bank incurred an expense of approximately $141,000 with respect to such benefits for the other executive officers.

REPORT OF THE COMPENSATION COMMITTEE

         Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its Chief Executive Officer and certain other executive officers of the Bank (since such persons do not receive separate compensation for service as officers of the Company). The disclosure requirements for the Chief Executive Officer and such other executive officers include the use of various tables as well as a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Board of Directors of the Bank has prepared the following report for inclusion in this proxy statement.

         The Compensation Committee annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. With respect to all positions within the organization with the exception of the Chief Executive Officer, the Bank uses a formal quantitative system of job evaluation. In determining whether the base salary of the Chief Executive Officer should be increased, the Board of Directors takes into account individual performance, performance of the Bank, the size of the Bank and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

         While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and income level, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Compensation Committee in fiscal 2003 included general management oversight of the Bank, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Compensation Committee considers the Bank's standing with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer. Rather, all factors were considered, and based upon the effectiveness of such officer in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved the Compensation Committee's recommendation to increase the base salary of the Chief Executive Officer to $283,000 for fiscal 2004.

                     COMPENSATION COMMITTEE OF THE BANK

Edward Calderoni            Silvio F. D'Ignazio          William J. O'Donnell

PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Common Stock since September 1998 with (i) the yearly cumulative total return on the stocks included in the Russell 2000 Index; (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Index; and (iii) the yearly cumulative total return on the stocks indexed in the S&P Bank Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The graph represents $100 invested in the Company's Common Stock at $13.88 per share on September 30, 1998.

                                  [LINE GRAPH]

                            CUMULATIVE TOTAL RETURN

INDEX                               9/30/98     9/30/99     9/30/00     9/30/01      9/30/02     9/30/03
------------------------------      -------     -------     -------     -------      -------     -------
First Keystone Financial, Inc.
  (FKFS)                             100.00       94.02       79.39      103.31       112.12      204.25
Russell 2000 Index (RTY)             100.00      117.52      143.40      111.35        99.64      134.13
Nasdaq Bank Index (BANK)             100.00       97.19      102.73      118.94       127.01      149.68
S&P Bank Index (BIX)                 100.00      103.51      108.71      109.33       104.73      116.92

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

         Until November 1996, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 required that all loans or extensions of credit to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

         Except as hereinafter indicated, all loans made by the Bank to its executive officers and directors are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

         In accordance with applicable regulations, the Bank extends residential first mortgage loans to its directors and executive officers secured by their primary residence pursuant to a benefit program that is widely available to employees of the Bank and does not give preference to any executive officer or director over other employees of the Bank. Under the terms of such loans, the interest rate is 1% below that charged on similar loans to non-employees and certain fees and charges are waived. Set forth in the following table is certain information relating to such preferential loans to executive officers and directors whose loans aggregated in excess of $60,000 which were outstanding at September 30, 2003.

                                             LARGEST AMOUNT OF INDEBTEDNESS
                                              BETWEEN OCTOBER 1, 2002 AND        BALANCE AS OF
        NAME                YEAR LOAN MADE       SEPTEMBER 30, 2003            SEPTEMBER 30, 2003     INTEREST RATE
--------------------        --------------   ------------------------------    ------------------     -------------
Donald S. Guthrie                2003                 $  68,000                    $   59,119             4.250%

Thomas M. Kelly                  2003                   322,700                       321,505             4.875

Donald G. Hosier Jr.             2002                   212,265                       202,030             5.100

Robert R. Hosier                 2003                   224,000                       224,000             4.125

William J. O'Donnell             2003                   134,221                       126,857             5.000

Robin Otto                       2003                   170,000                       165,259             4.375

Carol Walsh                      2003                   110,000                       110,000             4.375

         Mr. Edmund Jones, a director of the Company and the Bank, is a member of the law firm, Jones, Strohm & Guthrie, P.C., which serves as general counsel to the Bank.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission"). Officers, directors and more than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of the copies of such forms received by it, the Company believes that during the year ended September 30, 2003 and with respect thereto, all filing requirements applicable to its officers and directors and more than 10% stockholders have been satisfied.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Deloitte & Touche LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the fiscal year ending September 30, 2004, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Deloitte & Touche LLP will have one or more representatives at the Annual

Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         The Audit Committee considered, in determining whether to appoint Deloitte & Touche LLP as the Company's auditors, whether the provision of services, other than auditing services, by Deloitte & Touche LLP is compatible with maintaining the auditor's independence. In addition to performing auditing services, the Company's auditors performed other audit- and tax-related services for the Company in fiscal 2003. These other services included tax services and tax consulting services. The Audit Committee believes that Deloitte & Touche LLP's performance of these other services is compatible with maintaining the auditor's independence.

AUDIT FEES

         The aggregate amounts of fees billed by Deloitte & Touche LLP for its audit of the Company's annual financial statements for fiscal 2002 and 2003 (through the date hereof) and for its reviews of unaudited interim financial statements included in reports filed by the Company under the Exchange Act during fiscal 2002 and 2003 were $111,000 and $164,200, respectively.

AUDIT RELATED FEES

         The aggregate amounts of audit related fees billed by Deloitte & Touche LLP, primarily consisting of fees for consultation with regard to accounting pronouncement for fiscal 2002 and 2003 (through the date hereof) were zero and $11,000, respectively.

TAX FEES

         The aggregate amounts fees billed by Deloitte & Touche LLP attributable to tax related services, consisting of fees for tax consultation and tax compliance services, during fiscal 2002 and 2003 were $19,963 and $20,176, respectively.

ALL OTHER FEES

         All fees billed by Deloitte & Touche LLP for services rendered to the Company during fiscal 2002 and 2003 (through the date hereof) were reported above.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004.

                              STOCKHOLDER PROPOSALS

         Any proposal that a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is anticipated to be held in January 2005, must be received at the principal executive offices of the Company, 22 West State Street, Media, Pennsylvania 19063, Attention: Carol Walsh, Corporate Secretary, no later than August 25, 2004. If such proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 9.D of the Company's Amended and Restated Articles of Incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Proposals to be presented at this Annual Meeting had to be submitted to the Company by November 23, 2003. No such proposals were received by such date. Proposals to be submitted for consideration at the Company's next annual meeting of stockholders must be received by November 29, 2004. Such stockholder's notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Company's Amended and Restated Articles of Incorporation.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2003 REQUIRED TO BE FILED UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CAROL WALSH, CORPORATE SECRETARY, FIRST KEYSTONE FINANCIAL, INC., 22 WEST STATE STREET, MEDIA, PENNSYLVANIA 19063. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. As of the date hereof, management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company has retained Regan & Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will be paid a fee of $5,500. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

         YOUR VOTE IS IMPORTANT! WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A
                         FIRST KEYSTONE FINANCIAL, INC.
                                 AUDIT COMMITTEE

                             AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the board of directors. This committee shall be composed of directors who are "independent" (as defined by applicable law) and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. The primary function of the Audit Committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process. In addition, this committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the board of directors, the independent auditors, the internal auditor, and management. The Committee is responsible for the selection, evaluation and replacement of auditors, and the auditors are accountable to the Committee and the board of directors.

In meeting its responsibilities, the Audit Committee is expected to:

         [ ] Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

         [ ]      Review and update the Committee's charter annually.

         [ ] Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor.

         [ ] Exercise exclusive authority regarding the appointment, compensation or termination of the independent auditors (subject, if applicable, to shareholder approval), who shall report directly to the Audit Committee.

         [ ]      Review the performance of the independent auditors.

         [ ] Confer with the independent accountants and the internal auditor concerning the scope of their examinations of the books and records of the Company and its subsidiaries; review and approve the independent accountants' annual engagement letter; direct the special attention of the auditors to specific matters or areas deemed by the Committee or the internal auditors to be of special significance; and authorize the auditors to perform such supplemental reviews or audits as the Committee may deem desirable.

         [ ] Review with the independent auditors, the internal auditor and management, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review company policy statements to determine their adherence to the code of conduct.

         [ ] Review with the independent auditor and the internal auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

         [ ] Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

         [ ] Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

         [ ] Consider and review with management, the internal auditor and the independent auditor: significant findings during the year, including the status of previous audit recommendations; any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; and, any changes required in the planned scope of the internal audit plan.

         [ ] Receive prior to each meeting, a summary of findings from completed internal audits and progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

         [ ] Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and cooperation that the independent auditors received during the course of the audit.

         [ ] Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

         [ ] Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, accountants or other advisors for this purpose if, in its judgment, that it is appropriate.

         [ ] Perform such other functions as assigned by law, the Company's charter or bylaws, or the board of directors.

         [ ] Notwithstanding anything to the contrary herein, comply with the provisions of Statement of Auditing Standards No. 61, as it may be amended subsequent to the date hereof, or any successors thereto.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the board of directors.

                                 REVOCABLE PROXY
                         FIRST KEYSTONE FINANCIAL, INC.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST KEYSTONE FINANCIAL, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 28, 2004 AND AT ANY ADJOURNMENT THEREOF.

The undersigned, being a stockholder of the Company as of December 5, 2003, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on January 28, 2004 at 2:00 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth herein.

1. ELECTION OF DIRECTORS


Nominees for four-year term:           For     Withhold     For All Except

    Bruce C. Hendrixson                [ ]       [ ]             [ ]
    Thomas M. Kelly

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2004.

      For            Against            Abstain
      [ ]              [ ]                [ ]






PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE BOARD OF DIRECTORS' NOMINEES AND PROPOSAL 2.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for January 28, 2004, a Proxy Statement for the Annual Meeting and the Company's 2003 Annual Report on Form 10-K prior to the signing of this Proxy.

Please be sure to sign and date this Proxy in the box below.

   Please be sure to sign and date this               Date
   proxy in the box below.
                                                      --------------------------



       ----------------------            -----------------------------
       Shareholder sign above            Co-holder (if any) sign above




--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.


                         FIRST KEYSTONE FINANCIAL, INC.



Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY